EXHIBIT 10.7
The 4th day of August, 2006
EQUITABLE CHARGE OF SHARES
(Collateral to a Debenture of even date and
entered into between the Borrower and the Trustee)
between
CONSOLIDATED WATER CO. LTD.
as Borrower
and
DEXTRA BANK & TRUST CO. LTD.
as Trustee
with respect to the shares in
CAYMAN WATER COMPANY LIMITED
(the “Company”)

THIS COLLATERAL CHARGE (“CHARGE”) is made on the ___day of July, 2006 between the following parties:
(1)	CONSOLIDATED WATER CO. LTD., a company incorporated in the Cayman Islands, with its registered office located at P.O. Box 1114 GT, Trafalgar Place, George Town, Grand Cayman, Cayman Islands, (the “Borrower”); and
(2)	DEXTRA BANK & TRUST CO. LTD. of Sagicor House, 198 North Church Street, George Town, Grand Cayman, Cayman Islands (the “Trustee”).
RECITALS
A.	The Borrower has entered into a trust deed of even date herewith (the “Trust Deed”) with the Trustee pursuant to which, inter alia, the Borrower agreed to secure the repayment of certain bonds (the “Bonds”) issued by it by granting to the Trustee a debenture and other security.

B.	The Company is a one hundred percent (100%) wholly owned subsidiary of the Borrower. To better secure the repayment of the Bonds by the Borrower the Trustee requires that the Borrower execute this Charge and to grant certain other security to the Trustee.

C.	The Borrower and the Trustee intend this Charge to take effect as a deed.

D.	This Collateral Charge is intended to be collateral to a Debenture of even date entered into between the Borrower and the Trustee and shall be stamped as such.
1. INTERPRETATION
1.1 Definitions
(a)	Capitalized terms used in this Charge without definition have the meanings specified in the Trust Deed.
(b)	In addition the following terms in this Charge have the meanings given to them in this Clause.
“Charged Shares” means any shares from time to time forming part of the Secured Property.
“Financing Documents” collectively, the Trust Deed and any security documents issued pursuant or collateral thereto.
“Initially Charged Shares” means all the shares in the Company of which the Borrower is the beneficial or registered owner on the date of this Charge, as described and identified in that Schedule.

“Obligations” shall mean, collectively, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Borrower under a Financing Document or otherwise to the Trustee.
“Receiver” means an administrative receiver, a receiver and manager or any other receiver (whether appointed pursuant to this Charge, pursuant to any statute, by a court or otherwise) of the Secured Property or any part of it.
“Secured Obligations” means all present and future Obligations.
“Secured Property” means the Initially Charged Shares and any other shares in the Company of which the Borrower is or becomes the beneficial or registered owner together with all dividends, stocks, shares, warrants, securities, rights, monies or other property accruing on or derived from such shares.
“Security” means the security created by this Charge.
“Security Period” means the period beginning on the date of this Charge and ending on the date upon which all Secured Obligations have been unconditionally and irrevocably paid and discharged in full.
1.2 Interpretation
The principles of interpretation set forth in Section 1 of the Trust Deed shall apply to this Charge.
1.3 Continuing Events of Default
An event which constitutes an Event of Default shall be regarded as continuing if (a) the circumstances constituting such event continue and (b) the Trustee has not waived such of its rights under the Financing Documents as arise as a result of the occurrence of that event.
1.4 Certificates
A certificate of the Trustee as to the amount of any Secured Obligation owed to it shall be prima facie evidence of the existence and amount of such Secured Obligation.
1.5 Statutes
Any reference in this Charge to a statute or statutory provision shall, unless the contrary is indicated, be construed as a reference to such statute or statutory provision as the same shall have been or may be amended or re-enacted.
1.6 Nominees
If the Trustee causes or requires the Charged Shares to be registered in the name of a nominee for the Trustee, any reference in this Charge to the Trustee shall, if the context so permits or requires, be construed as a reference to the Trustee and such nominee.

1.7 Clause and Schedule Headings
Clause and Schedule headings are for ease of reference only and shall not affect the construction of this Charge.
2. EQUITABLE CHARGE
2.1 Charge
The Borrower hereby charges the Secured Property to the Trustee to hold the same on trust as security for the payment and discharge of the Secured Obligations.
2.2 Further Shares
Upon its becoming the beneficial or registered owner of any Charged Shares (other than the Initially Charged Shares) the Borrower shall ensure that such Charged Shares (unless already so registered) are registered in the name of the Borrower and shall promptly notify the Trustee of such circumstances.
The Borrower shall pay when due all calls or other requests for payments due in respect of any of the Secured Property, but if the Borrower fails to make any such payment the Trustee may (but shall not be obliged to) make such payment on behalf of the Borrower and if the Trustee does so the Borrower shall promptly on demand of the Trustee pay to the Trustee an amount equal to such payment.
3. DIVIDENDS, VOTING AND INFORMATION
3.1 Security not Enforceable
Unless and until the Security has become enforceable pursuant to Clause 8.1 (Security Enforceable), the Borrower shall continue to be entitled to:
(a)	receive and retain all dividends, interest and other monies arising from the Secured Property; and

(b)	exercise all voting rights in relation to the Charged Shares;
provided that the Borrower shall not exercise such voting rights, or otherwise permit or agree to (i) any variation of the rights attaching to or conferred by the Secured Property or any part of it, (ii) any increase in the issued share capital of the Company in any manner which, in the opinion of the Trustee, would, or would be reasonably likely to, impair the value of, or prejudice the ability of the Trustee to realise, the Security or (iii) in violation of any provision of the Financing Documents.
3.2 Security Enforceable
At any time after the Security has become enforceable pursuant to Clause 8.1, the Trustee shall be entitled to cause the Charged Shares to be registered in its name and may at its discretion (in the name of the Borrower or otherwise and without any further consent or authority from the Borrower):
(a)	exercise or refrain from exercising any voting rights in respect of the Charged Shares and revoke, or cause to be revoked, any proxies given pursuant to Clause 3.1 (Security not Enforceable);
(b)	apply all dividends, interest and other monies arising from the Secured Property as if they were proceeds of sale under this Charge;
(c)	exercise or refrain from exercising the rights of a legal owner of the Secured Property, including the right, in relation to any company whose shares or other securities are included in the Secured Property, to concur or participate in:
(i)	the reconstruction, amalgamation, sale or other disposal of such company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

(ii)	the realisation, modification or variation of any rights or liabilities attaching to any such shares or securities, and

(iii)	the exercise, renunciation or assignment of any right to subscribe for any such shares or securities, in each case in such manner and on such terms as the Trustee may think fit, and all rights resulting from any such action shall form part of the Secured Property.
3.3 Information
If the Borrower receives a balance sheet, profit and loss account or any notice, report, statement or circular sent or delivered by the issuer of any Charged Share to its members, it shall promptly deliver a copy to the Trustee.
4. CONTINUING SECURITY
4.1 Continuing and Independent Security
This Charge shall constitute and be continuing security which shall not be released or discharged by any intermediate payment or settlement of any but not all of the Secured Obligations, shall continue in full force and effect until the end of the Security Period and is in addition to and independent of, and shall not prejudice or merge with, any other security (or any right of set-off) which the Trustee may hold at any time for the Secured Obligations or any of them.
4.2 Avoidance of Payments
Where any release, discharge or other arrangement in respect of any Secured Obligation or any Security that the Trustee may hold for such Secured Obligation is given or made in reliance on any payment or other disposition which is avoided or must be repaid in an insolvency, liquidation or otherwise, and whether or not such Trustee has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid, this Charge and the Security shall continue as if such release, discharge or other arrangement had not been given or made.
4.3 Immediate Recourse
The Trustee shall not be obliged before exercising any of the rights conferred on it by this Charge or by law to seek to recover amounts due from the Borrower or to exercise or enforce any other rights or security it may have or hold in respect of the Secured Obligations.
4.4 Waiver of Defences
Neither the obligations of the Borrower under this Charge nor the Security Documents and the rights, powers and remedies conferred on the Trustee by this Charge or by law shall be discharged, impaired or otherwise affected by:
(a)	the winding-up, dissolution, administration or re-organisation of the Borrower, the Company or any other person or any change in the status, function, control or ownership of the Borrower, the Company or any such person;
(b)	any of the Secured Obligations or any other security held by the Trustee in respect thereof being or becoming illegal, invalid, unenforceable or ineffective in any respect;
(c)	any time or other indulgence being granted or agreed to with the Borrower, the Company or any other person in respect of the Secured Obligations or any of them or in respect of any other security held by the Trustee in respect thereof;
(d)	any amendment to, or any variation, waiver or release of, the Secured Obligations or any of them or any other security held by the Trustee in respect thereof;
(e)	any total or partial failure to take or perfect any security proposed to be taken in respect of the Secured Obligations or any of them;
(f)	any total or partial failure to realise the value of, or any release, discharge, exchange or substitution of, any other security held by the Trustee in respect of the Secured Obligations or any of them; or
(g)	any other act, event or omission which might operate to discharge, impair or otherwise affect the obligations of the Borrower or the Company hereunder, the Security or any of the rights, powers and remedies conferred on the Trustee by this Charge or by law.
4.5 No Competition
Any right which the Borrower or the Company may have (a) by way of contribution or indemnity in relation to the Secured Obligations or (b) otherwise to claim or prove as a creditor of the Company or any other person or its estate in competition whether a right of subrogation or otherwise with the Trustee, shall be exercised by the Borrower and/or the Company only if and to the extent that the Trustee so requires and in such manner and upon such terms as the Trustee may specify and the Borrower and/or the Company shall hold any moneys, rights or security held or received by it as a result of the exercise of any such rights on trust for the Trustee for application in accordance with the terms of this Charge as if such moneys, rights or security were held or received by the Trustee under this Charge.
4.6 Appropriation
The Trustee shall not be obliged to apply any sums held or received by it in respect of the Secured Obligations in or towards payment of the Secured Obligations and any such sum shall be held by or paid to the Trustee for application pursuant to the terms of this Charge.
4.7 Subrogation
The Borrower shall have no right of subrogation in respect of the performance of any of its obligations under this Agreement and the Charge until all of the Secured Obligations have been paid in full.
5. REPRESENTATIONS AND WARRANTIES
The Borrower makes the representations and warranties set out in Clauses 5.1 (Status and Due Authorisation) to 5.12 (No Security from the Company) and acknowledges that the Trustee has entered into this Charge in reliance on those representations and warranties.
5.1 Status and Due Authorisation
It is a company duly incorporated with limited liability under the laws of the Cayman Islands with power to enter into this Charge and to exercise its rights and perform its obligations under this Charge and all corporate and other action required to authorise its execution of this Charge and its performance of its obligations hereunder has been duly taken.
5.2 Binding Obligations
The obligations expressed to be assumed by it in this Charge are legal and valid obligations binding on it in accordance with the terms of this Charge which constitutes a first priority fixed charge over the Charged Shares subject to any general principles of law limiting its obligations which are referred to in any legal opinion delivered pursuant to the Trust Deed or any amendment thereto.
5.3 All Actions Taken
All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Charge, (b) to ensure that the obligations expressed to be assumed by it in this Charge are legal, valid and binding and (c) to make this Charge admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed.

5.4 No Deductions or Withholdings
It is not required by the laws of the Cayman Islands to make any deduction or withholding from any payment it may make under this Charge.
5.5 No Filing or Stamp Taxes
Under the laws of its jurisdiction of incorporation, it is not necessary that this Charge be filed, recorded or enrolled with any court or other authority in the Cayman Islands or that any ad valorem stamp, registration or similar tax be paid on or in relation to this Charge.
5.6 No Winding-up
It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues.
5.7 No Adverse Interests
Subject only to the Security, no person other than the Borrower has any legal or beneficial interest (or any right to claim any such interest) in the Secured Property and the Borrower has not received notice of any such claim.
5.8 No Disposals
Save as contemplated in this Charge and by the InterCreditor Deed (one of the Financing Documents), it has not transferred, mortgaged, charged or otherwise disposed of (or agreed to transfer, mortgage, charge or otherwise dispose of), whether by way of security or otherwise, the benefit of all or any of its right, title and interest in and to the Secured Property or any part of it.
5.9 No Conflicts
Its execution of this Charge and its exercise of its rights and performance of its obligations hereunder do not and will not (a) conflict with the provisions of (i) any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets (other than the documents referred to in the InterCreditor Deed as the “Bank Security”), (ii) its constitutive documents or any rules and regulations made thereunder or (iii) any applicable law, regulation or official or judicial order or (b) cause any of the foregoing representations to be untrue.
5.10 The Charged Shares
Each Charged Share is fully paid or credited as fully paid, no calls have been made in respect thereof and remain unpaid and no calls can be made in respect of such Charged Share in the future.

5.11 Choice of Law
In any proceedings taken in its jurisdiction of incorporation in relation to this Charge, the choice of Cayman law as the governing law of this Charge and any judgment obtained in the Cayman Islands will be recognised and enforced.
5.12 No Security from the Company
It has not requested or taken any security from the Company for any obligations or liabilities of the Company to it.
5.13 Repetition
The representations and warranties set out in Clauses 5.1 (Status and Due Authorisation) to 5.12 (No Security from the Company):
(a)	shall survive the execution of each Financing Document; and

(b)	are made on the date hereof and, save in respect of clauses 5.4 to 5.6, are deemed to be applicable during the Security Period with reference to the facts and circumstances then existing.
6. UNDERTAKINGS
6.1 Authorisations
The Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this Charge and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Charge.
6.2 No Action
The Borrower shall not take any action which would cause any of the representations made in Clause 5 (Representations and Warranties) to be untrue at any time during the Security Period.
6.3 Notification of Misrepresentation
The Borrower shall notify the Trustee of the occurrence of any event which results in or may reasonably be expected to result in any of the representations made in Clause 5 (Representations and Warranties) being untrue when made or when deemed to be repeated.
6.4 No Variation or Release
The Borrower shall not, without the prior written consent of the Trustee, purport to vary or revoke any notice or instruction relating to this Charge which it has given or may later give to any person.

6.5 No Action to Jeopardise Security Constituted Hereby
The Borrower shall not do or fail to do or cause or permit another person to do or omit to do anything which is liable to jeopardise the effectiveness or priority, in relation to the Security.
7. FURTHER ASSURANCE
The Borrower shall from time to time and at its own expense give all such assurances and do all such things as the Trustee may require in order to enable the Trustee to perfect or protect the security created or intended to be created by this Charge or to exercise any of the rights conferred on it by this Charge or by law and to that intent the Borrower shall execute all such instruments, deeds and agreements and give all such notices and directions as the Trustee may require.
8. ENFORCEMENT OF SECURITY
8.1 Security Enforceable
The Security shall become immediately enforceable if an Event of Default has occurred and is continuing as defined above in Clause 1.3.
8.2 Enforcement
At any time after the Security has become enforceable, the Trustee may in its absolute discretion enforce all or any part of the Security and exercise any of the rights conferred on it by this Charge or by law at such times and in such manner as it thinks fit.
8.3 Power of Sale
At any time after the Security has become enforceable pursuant to Clause 8.1 (Security Enforceable), the Trustee may (without notice to the Borrower) sell or otherwise dispose of the Secured Property or any part of it and shall be entitled to apply the proceeds of such sale or other disposal in paying the costs of such sale or disposal and thereafter in or towards the discharge of the Secured Obligations or otherwise as provided for in this Charge.
8.4 Registration of Shares
The Trustee shall be entitled at any time after the Security has become enforceable pursuant to Clause 8.1 (Security Enforceable) to complete any stock transfer forms then held by the Trustee pursuant to this Charge in the name of the Trustee and thereupon the Borrower shall do whatever the Trustee requires in order to procure:
(a)	The prompt registration of such transfer or transfers and the prompt issue of a new certificate or certificates for the relevant Charged Shares in the name of the Trustee; and

(b)	Compliance by the Company with all requirements of the Land Holding Companies Share Transfer Tax Law (2002 Revision), as the same may be amended from time to time, or any legislation in substitution or in addition thereto and the Borrower and the Company shall provide all assistance as may be needed or required by the Company to enable it to meet such compliance whether financial or otherwise.
9. APPLICATION OF PROCEEDS
Any moneys held or received by the Trustee under or pursuant to this Charge shall be applied by the Trustee in reduction of the amounts due to the Trustee under the terms of the Trust Deed as amended from time to time.
10. POWER OF ATTORNEY
10.1 Appointment
By way of security for the performance of its obligations hereunder, the Borrower hereby irrevocably appoints the Trustee, any Receiver of the Secured Property or any part of it and its delegates and sub-delegates to be its attorney acting severally (or jointly with any other such attorney or attorneys) and on its behalf and in its name or otherwise to do any and every thing which the Borrower is obliged to do under the terms of this Charge or which such attorney considers necessary in order to enable the Trustee or such attorney to exercise the rights conferred on it by this Charge or by law.
10.2 Ratification
The Borrower hereby ratifies and confirms and agrees to ratify and confirm whatever any attorney appointed under this Charge shall do in its capacity as such.
11. RELEASE OF THE SECURITY
After the end of the Security Period, the Trustee shall, at the request and cost of the Borrower, execute all such documents and do all such other things as may be required to release the Security, in each case without recourse to or any representation or warranty by or from the Trustee.
12. COSTS AND EXPENSES
12.1 Transaction Costs
The Borrower agrees with the Trustee that it shall on demand of the Trustee reimburse the Trustee on a full indemnity basis all costs and expenses (including legal fees), incurred by, or any remuneration payable to the Trustee in connection with the preparation, negotiation, execution and perfection of this Charge and the implementation of the arrangements contemplated herein.

12.2 Stamp Tax
The Borrower shall pay any and all stamp, registration and other taxes to which this Charge or any judgment given in connection herewith is or at any time may be subject and shall on demand indemnify the Trustee against any liabilities, costs, claims and expenses (including legal fees) resulting from any failure to pay or delay in paying any such tax.
12.3 Indemnity
The Borrower shall indemnify and hold harmless the Trustee from and against any and all costs, claims losses, expenses (including legal fees) and liabilities, which the Trustee may incur as a result of the occurrence of any Event of Default, the enforcement of the Security or the exercise or enforcement by the Trustee of any of the rights conferred on it by this Charge or by law unless incurred by the Trustee as a result of its own fraud, misconduct or negligence or the fraud, negligence or misconduct of its delegates and sub-delegates.
13. NO WAIVER; REMEDIES CUMULATIVE
No failure or delay on the part of the Trustee in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Borrower and the Trustee shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Trustee to take any other or further action in any circumstances without notice or demand. All remedies, either under this Agreement or any other Financing Document or pursuant to any applicable law or otherwise afforded to the Trustee shall be cumulative and not alternative.
14. ADDITIONAL PROVISIONS
14.1 Severability
Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.
14.2 Currency Conversion
In order to apply any sum held or received by the Trustee in or towards payment of the Secured Obligations, the Trustee may purchase an amount in another currency and the rate of exchange to be used shall be that at which, at such time as it considers appropriate, the Trustee is able to effect such purchase.
14.3 Judgment Currency
This is an international transaction in which the specification of Dollars and payment in Trinidad and Tobago is of the essence, and the obligations of the Borrower under this Charge and under the other Financing Documents to make payment to (or for the account of) the Trustee in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Trustee in Trinidad and Tobago of the full amount of Dollars payable to the Trustee under this Charge.
(a)	If any sum due from the Borrower under this Charge (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:
(i)	making or filing a claim or proof against the Company or the Borrower;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify the Trustee against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Trustee at the time of its receipt of that Sum.
(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under this Charge in a currency or currency unit other than that in which it is expressed to be payable.
14.4 Rights Cumulative
The rights and remedies provided by this Charge are cumulative and not exclusive of any rights or remedies provided by law.
14.5 Mortgagee in Possession
Neither the Trustee nor any Receiver shall by reason of its taking any action permitted by this Charge or its taking possession of the Secured Property or any part of it be liable to account as mortgagee in possession or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable other than for its own fraud, negligence and misconduct, or the fraud, negligence or misconduct of its delegates.
15. ASSIGNMENT
15.1 The Borrower’s Rights
The rights of the Borrower under this Charge are not assignable or transferable and the Borrower agrees that it will not purport to assign all or any such rights.

15.2 The Trustee’s Rights
The rights of the Trustee under this Charge are assignable in whole or in part and the Trustee may assign all or any such rights without the consent of the Borrower. The Trustee shall provide written notice to the Borrower of any such assignment.
16. NOTICES
(a)	All notices, requests, approvals, consents and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be promptly confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof by express courier) and faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof or to such other address as shall be designated by such party in a written notice to the other parties hereto.
(b)	All such notices, requests, approvals, consents and communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee, and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received.
(c)	Both parties acknowledge and agree that any agreement of the one party to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the other. The receiving party shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the sending party to give such notice and the receiving party shall not have any liability to the sending party or other Person on account of any action taken or not taken by the receiving party in reliance upon such telephonic or facsimile notice.
(d)	All notices, requests and other communications hereunder and under the other Financing Documents shall be in the English language unless otherwise agreed by the parties hereto.
17. GOVERNING LAW AND JURISDICTION
THIS CHARGE IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE CAYMAN ISLANDS.
18. SUBMISSION
(a)	For the exclusive benefit of the Trustee, the Borrower irrevocably agrees that the courts of the Cayman Islands are to have jurisdiction to settle any claims or disputes arising under, out of or in connection with this Charge (including without limitation any claim or dispute relating to the validity, interpretation, performance, termination or enforcement of this Charge) and that accordingly any suit, action or proceedings in that respect (together in Clauses 19 and 20 referred to as “Proceedings”) may be brought in such courts.
(b)	The Borrower irrevocably waives and agrees not to raise any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of the Cayman Islands and any claim that any such Proceedings have been brought in an inconvenient or inappropriate forum.

(c)	The Borrower irrevocably agrees not to take Proceedings in any court of competent jurisdiction other than the courts of the Cayman Islands, save with respect to any counterclaim asserted by the Borrower in the course of proceedings previously commenced by the Trustee. Nothing contained in this Clause 19 shall limit the right of the Trustee to take Proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.
19. JUDGMENTS AND IMMUNITY
(a)	The Borrower recognizes and acknowledges that this Charge constitutes a commercial transaction and accordingly it acknowledges and agrees that it is not entitled to plead, and pursuant to this Clause 20 hereby waives to the fullest extent permitted by law any right to claim, sovereign immunity for any purpose whatsoever, including, but not limited to, any right to plead sovereign immunity in respect of any Proceedings pursuant to this Charge.
(b)	The Borrower consents generally, in respect of any Proceedings pursuant to this Charge for the purpose of enforcing any order, judgment or award, to the giving of any relief or the issuing of any process in connection with such order, judgment or award including, without limitation, the making, enforcement or execution against any property of any order, judgment or award and to the extent that the Borrower may be entitled in any jurisdiction to claim for itself or its property immunity in respect of its obligations under this Charge from any suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or legal process or to the extent that in any jurisdiction there may be attributed to itself or its property such immunity, the Borrower agrees not to claim and hereby irrevocably waive such immunity to the fullest extent permitted by the laws of such jurisdiction.
20. COUNTERPARTS AND EFFECTIVENESS
20.1 Counterparts
This Charge may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
20.2 Effectiveness
This Charge shall take effect and be delivered as a deed on the date on which it is stated to be made.

21. AMENDMENT OR WAIVER
No provision of this Agreement may be amended, supplemented, modified or waived, except by written instrument signed by each of the parties hereto.
IN WITNESS WHEREOF this Charge has been executed as a deed by the parties hereto and has been delivered on date stated at the beginning of this Deed.

SIGNED by the Borrower in the	)	CONSOLIDATED WATER CO. LTD.
presence of	)
)
	)	Frederick W. McTaggart
)
)
Donald Miller Witness	) ) ) )	Gerrard Pereira

SIGNED by the Trustee in the	)	DEXTRA BANK & TRUST CO. LTD.
presence of	)
)
	)	Alex Wood
)
)
Donald Miller Witness	) ) ) )	Alitsia Finlayson
By its execution of this Equitable Charge of Shares, CAYMAN WATER COMPANY LIMITED, hereby acknowledges the terms and conditions hereof, and irrevocably undertakes that should the Trustee exercise its rights under this Equitable Charge of Shares, Cayman Water Company Limited shall make all reasonable efforts to ensure that Consolidated Water Co. Ltd. takes no action, or commits no failure to take any required action, which would have the effect of frustrating the Trustee’s ability to be recorded in the Registrar of Members as the registered legal and beneficial owner of the Shares.

SIGNED by the Company in the	)	CAYMAN WATER COMPANY LIMITED
presence of	)
)
	)	Frederick W. McTaggart
)
)
Donald Miller	)	Greg McTaggart
Witness	)